                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of Livestar Entertainment
Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of 21,500,000 common shares to be issued to Roderick Macklin,
Winston King, Gregory Bartko, and Gary Henrie pursuant to certain consulting agreements entered into with Livestar Entertainment Group, Inc., of our
Auditors' Report, dated April 8, 2003, on the consolidated balance sheets of
Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at
December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.

Vancouver, Canada                                         "Morgan & Company"

September 11, 2003                                        Chartered Accountants

Tel: (604) 687-5841        Member of                   P.O. Box 10007
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